Amendment
                       Plan and Agreement of Distribution
                                    (Class C)
                                 April 14, 2005


The Plan and Agreement of Distribution between the Registrant(s) on behalf of its Fund(s) and American Express Financial Advisors, Inc. (AEFA), the principle underwriter of the Fund, is amended as follows. All other provisions of the agreement remain in full force and effect.

     1. This plan and the portion of it constituting the agreement are separate and have the respective separate termination provisions set forth in Rule 12b-1 (iii) and (iv).

     2. Paragraph four (4) is deleted in its entirety and replaced with, "The fee under this agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Fund attributable to Class C shares. Of that amount, 0.75% shall be reimbursed for distribution expenses. The amount so determined shall be paid to AEFA in cash within five (5) business days after the last day of each month. The additional 0.25% shall be paid to AEFA to compensate AEFA, financial advisors and servicing agents for personal service to shareholders and maintenance of shareholder accounts. The amount so determined shall be paid to AEFA in cash within five (5) business days after the last day of each quarter."

     3. The last sentence of paragraph nine (9) is deleted and replaced with "The Plan shall continue until terminated by action of the members of the Fund's board who are not interested persons of the Fund and have no direct or indirect financial interest in the operations of the Plan, and the related Agreement will terminate automatically in the event of its assignment as that term is defined in the Investment Company Act."

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AXP CALIFORNIA TEX-EXEMPT TRUST
       AXP California Tax-Exempt Fund
AXP DIMENSIONS SERIES, INC.
       AXP New Dimensions Fund
AXP DISCOVERY SERIES, INC.
       AXP Discovery Fund
AXP EQUITY SERIES, INC.
       AXP Equity Select Fund
AXP FIXED INCOME SERIES, INC.
       AXP Diversified Bond Fund
AXP GLOBAL SERIES, INC.
       AXP Global Bond Fund

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       AXP Global Technology Fund
       AXP Threadneedle Emerging Markets Fund
       AXP Threadneedle Global Balanced Fund
       AXP Threadneedle Global Equity Fund
AXP GOVERNMENT INCOME SERIES, INC.
       AXP Short Duration U.S. Government Fund
       AXP U.S. Government Mortgage Fund
AXP GROWTH SERIES, INC.
       AXP Growth Fund
       AXP Large Cap Equity Fund
       AXP Large Cap Value Fund
       AXP Quantitative Large Cap Equity Fund
AXP HIGH YIELD INCOME SERIES, INC.
       AXP High Yield Bond Fund
AXP HIGH YIELD TAX-EXEMPT SERIES, INC.
       AXP High Yield Tax-Exempt Fund
AXP INCOME SERIES, INC.
       AXP Selective Fund
AXP INTERNATIONAL SERIES, INC.
       AXP Threadneedle European Equity Fund
       AXP Threadneedle International Fund
AXP INVESTMENT SERIES, INC.
       AXP Diversified Equity Income Fund
       AXP Mid Cap Value Fund
       AXP Mutual
AXP MANAGED SERIES, INC.
       AXP Managed Allocation Fund
AXP MONEY MARKET SERIES, INC.
       AXP Cash Management Fund
AXP PARTNERS INTERNATIONAL SERIES, INC.
       AXP Partners International Aggressive Growth Fund
       AXP Partners International Core Fund
       AXP Partners International Select Value Fund
       AXP Partners International Small Cap Fund
AXP PARTNERS SERIES, INC.
       AXP Partners Aggressive Growth Fund
       AXP Partners Fundamental Value Fund
       AXP Partners Growth Fund
       AXP Partners Select Value Fund
       AXP Partners Small Cap Core Fund
       AXP Partners Small Cap Value Fund
       AXP Partners Value Fund
AXP SECTOR SERIES, INC.
       AXP Dividend Opportunity Fund
AXP SELECTED SERIES, INC.
       AXP Precious Metals Fund
AXP SPECIAL TAX-EXEMPT SERIES TRUST
       AXP Insured Tax-Exempt Fund

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       AXP Massachusetts Tax-Exempt Fund
       AXP Michigan Tax-Exempt Fund
       AXP Minnesota Tax-Exempt Fund
       AXP New York Tax-Exempt Fund
       AXP Ohio Tax-Exempt Fund
AXP STOCK SERIES, INC.
       AXP Stock Fund
AXP STRATEGY SERIES INC.
       AXP Equity Value Fund
       AXP Partners Small Cap Growth Fund
       AXP Small Cap Advantage Fund
       AXP Strategy Aggressive Fund
AXP TAX-EXEMPT SERIES, INC.
       AXP Intermediate Tax-Exempt Fund
       AXP Tax-Exempt Bond Fund


/s/ Leslie L. Ogg
------------------
    Leslie L. Ogg
    Vice President


AMERICAN EXPRESS FINANCIAL ADVISORS, INC.



/s/ Paula R. Meyer
-------------------
    Paula R. Meyer
    Senior Vice President and General Manager - Mutual Funds